UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

Revolution Medicines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39219	47-2029180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Saginaw Drive

Redwood City, California 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 481-6801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RVMD	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2020, the Board of Directors (“Board”) of Revolution Medicines, Inc. (the “Company”) appointed Peter Svennilson and Eric Schmidt, Ph.D. as members of the Board, effective immediately. Mr. Svennilson will serve as a Class I director, with an initial term expiring at the Company’s 2021 annual meeting of stockholders, and will serve on the Board’s Nominating and Corporate Governance Committee. Mr. Svennilson was appointed to fill the vacancy on the Board created by the resignation of Larry Lasky, Ph.D., who resigned from the Board on June 17, 2020. Dr. Schmidt will serve as a Class II director, with an initial term expiring at the Company’s 2022 annual meeting of stockholders, and will serve on the Board’s Audit Committee. The Company determined that Mr. Svennilson and Dr. Schmidt each qualify as an “independent director” for purposes of the Nasdaq listing standards and determined that Dr. Schmidt qualifies as an audit committee financial expert as defined under the applicable rules of the Securities and Exchange Commission. In connection with the appointment of Dr. Schmidt and Mr. Svennilson to the Board, the Board increased in the size of the Board from eight to nine members.

In February 2007, Mr. Svennilson founded The Column Group, a San Francisco-based biotechnology venture capital firm. He currently serves as its Managing Partner. In addition, Mr. Svennilson serves on the board of directors of ORIC Pharmaceuticals, a publicly traded biotechnology company, and Carmot Therapeutics, Ribon Therapeutics and Circle Pharma, all private biotechnology companies. Previously, he served as chairman of the board of directors of Seragon Pharmaceuticals, Inc. from January 2013 until it was acquired by Genentech in August 2014. He was also the chairman of the board of directors for Aragon Pharmaceuticals, Inc. from May 2009 until it was acquired by Johnson & Johnson in August 2013. Mr. Svennilson has also served as a member of the boards of directors of the following public biotechnology companies: NGM Biopharmaceuticals, Gritstone Oncology, Constellation Pharmaceuticals, Immune Design and PTC Therapeutics. Prior to founding The Column Group, he founded Three Crowns Capital, where he served as its Managing Partner from 1996 to 2007. Prior to founding Three Crowns Capital, from 1987 to 1993, he was an associate managing director in charge of European Investment Banking Origination at Nomura Securities in London. Mr. Svennilson is currently a trustee for The Institute for Advanced Study in Princeton, New Jersey. Mr. Svennilson received an M.B.A. from the Stockholm School of Economics and Finance.

Dr. Schmidt has served as the Chief Financial Officer of Allogene Therapeutics, a biotechnology company, since June 2018. Prior to joining Allogene, Dr. Schmidt was a Managing Director and Senior Research Analyst at Cowen and Company, LLC. He joined Cowen as a Research Analyst in 1998 where he covered biotechnology stocks until June 2018. He was previously a Vice President and Research Analyst for UBS Securities. He also serves as a board member of Relmada Therapeutics, Inc. Dr. Schmidt obtained a B.A. in Chemistry from the University of Pennsylvania and a Ph.D. in Biology from the Massachusetts Institute of Technology, where he serves on the Visiting Committee for the Department of Biology.

On June 17, 2020, upon the recommendation of the Compensation Committee of the Board, the Board amended the Non-Employee Director Compensation Program to change the mix of equity awards automatically granted to non-employee members of the Board both annually and upon appointment to the Board from consisting of all options to purchase the Company’s common stock to a mix of approximately 70% of the size of the option grant originally provided under the program with the remaining 30% provided in the form of restricted stock units and the number of restricted stock units determined using an approximation of the accounting value of each award as of the date the program was amended. Accordingly, each non-employee director, including Mr. Svennilson and Dr. Schmidt, will automatically be granted an option to purchase 25,318 shares of the Company’s common stock (the “Initial Option”) and 7,234 restricted stock units (the “Initial RSUs”) upon the director’s initial appointment or election to the Board. The Initial Option will vest in substantially equal monthly installments for three years from the date of appointment and the Initial RSUs will vest in substantially equal quarterly installments over a three year period beginning on a specified quarterly vesting date, in each case, subject to continued service through the applicable vesting date. Each non-employee director who has been serving on the Board for at least four months as of an annual stockholders’ meeting will automatically be granted an option to purchase 12,659 shares of the Company’s common stock and 3,617 restricted stock units on the date of the annual stockholders’ meeting. The options granted at the annual stockholders’ meeting will vest on the earlier of (i) the first anniversary of the date of grant or (ii) immediately prior to the next annual stockholders’ meeting, subject to continued service through the applicable vesting date. The restricted stock units granted at the annual stockholders’ meeting will vest on the earlier of (i) the first anniversary of the specified quarterly vesting date following the annual meeting or (ii) immediately prior to the next annual stockholders’ meeting, subject to continued service through the applicable vesting date.

Cash compensation under the amended Non-Employee Director Compensation Program remains unchanged, and, accordingly, Mr. Svennilson and Dr. Schmidt will be entitled to the cash retainers described under the caption “2019 director compensation table” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2020. The Company also entered into its standard form of indemnification agreement for directors and officers with Mr. Svennilson and Dr. Schmidt, which was filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-235968) initially filed with the Securities and Exchange Commission on January 17, 2020.

There are no arrangements or understandings between Mr. Svennilson and any other persons pursuant to which Mr. Svennilson was appointed as a director. Mr. Svennilson is the founder and Managing Partner of The Column Group and, in June 2019, entities affiliated with The Column Group purchased an aggregate of 99,758 shares of the Company’s capital stock for a purchase price of $10.03 per share in the Company’s Series C Preferred Stock financing. There are no arrangements or understandings between Dr. Schmidt and any other persons pursuant to which Dr. Schmidt was appointed as a director, and there are no transactions in which Dr. Schmidt has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVOLUTION MEDICINES, INC.

Date: June 18, 2020	By:	/s/ Mark A. Goldsmith
Mark A. Goldsmith, M.D., Ph.D.
President and Chief Executive Officer